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                                  EXHIBIT 24.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Mac Frugal's Bargains - Close-outs Inc.
Dominguez, California:

        We consent to the incorporation by reference in Registration Statement No. 33-43661 on Form S-8 and Registration Statement No. 33-55130 of Mac Frugal's Bargains - Close-outs Inc. on Form S-8 of our report dated March 14, 1995, appearing in this Annual Report on Form 10-K of Mac Frugal's Bargains - Close-outs Inc. and subsidiaries for the year ended January 29, 1995.


/s/ Deloitte & Touche LLP


Los Angeles, California
April 27, 1995